CREDIT SUISSE INTERNATIONAL One Cabot Square, Telephone 020 7888 8888 London E14 4QJ www.credit-suisse.com

04 May 2007

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2007-1 1M4

External ID: 53222776

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2007-1 1M4.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 04 May 2007 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Rate Cap Transaction

Notional Amount:

USD 1,558,000.00

Trade Date:

03 May 2007

Effective Date:

04 May 2007

Termination Date:

25 April 2010, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer

Payment Date:

04 May 2007

Fixed Rate Payer

Amount:

In consideration of this Transaction and in consideration of the Transactions with CSIN External IDs 53222754, 53222772, 53222773 and 53222778, Counterparty shall pay a Fixed Amount to CSIN as set out in the Confirmation dated 04 May 2007 between the parties hereto with CSIN External ID 53222754.

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate

Payer Period End Dates:

The 25th of each month, commencing on 25 June 2007, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Cap Strike Rate:

See Additional Terms

Initial Calculation Period:

From and including 25 May 2007 up to but excluding the Floating Rate Period End Date scheduled to occur on 25 June 2007

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

Wells Fargo Bank, N.A.,

San Francisco, CA

ABA: 121-000-248

Account Number: 3970771416

Account Name: Corporate Trust Clearing

FFC: 53142507, CSAB 2007-1 Class 1M4 Interest Rate Cap Account

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date scheduled to occur on:	Cap Strike Rate:
25-June-2007	6.600%
25-July-2007	6.821%
25-August-2007	6.601%
25-September-2007	6.602%
25-October-2007	6.822%
25-November-2007	6.602%
25-December-2007	6.822%
25-January-2008	6.602%
25-February-2008	6.602%
25-March-2008	7.058%
25-April-2008	6.602%
25-May-2008	6.822%
25-June-2008	6.602%
25-July-2008	6.822%
25-August-2008	6.602%
25-September-2008	6.602%
25-October-2008	6.823%
25-November-2008	6.603%
25-December-2008	6.823%
25-January-2009	6.603%
25-February-2009	6.603%
25-March-2009	7.310%
25-April-2009	6.603%
25-May-2009	6.823%
25-June-2009	6.603%
25-July-2009	6.823%
25-August-2009	6.603%
25-September-2009	6.603%
25-October-2009	6.823%
25-November-2009	6.603%
25-December-2009	6.823%
25-January-2010	6.603%
25-February-2010	6.603%
25-March-2010	7.311%
25-April-2010	6.603%

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

 Yours faithfully,

Credit Suisse International

      By: /s/ Louis J. Impellizeri__________

Name: Louis J. Impellizeri

Title: Authorized Signatory

Confirmed as of the date first written above:

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2007-1 1M4

By:__/s/ Charles Pedersen______________________________

Name: Charles F. Pedersen

Title:  Vice President

Acknowledged and agreed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual or corporate capacity, but solely as trust administrator on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of the CSAB Mortgage-Backed Pass-Through Certificates, Series 2007-1 1M4

By:__/s/ Amy Doyle______________________________

Name: Amy Doyle

Title:  Vice President

Our Reference No: External ID: 53222776 / Risk ID: 447791411